Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Nuveen Municipal Trust of our report dated, June 1, 2020, relating to the financial statements and financial highlights, which appears in Nuveen All-American Municipal Bond Fund’s Annual Report on Form N-CSR for the year ended March 31, 2020. We also consent to the references to us under the headings “Other Service Providers to the Funds” and “Financial Highlights of the Acquiring Fund” in such Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Nuveen Multistate Trust III of our report dated, July 26, 2019, relating to the financial statements and financial highlights, which appears in Nuveen Tennessee Municipal Bond Fund’s Annual Report on Form N-CSR for the year ended May 31, 2019. We also consent to the reference to us under the heading “Other Service Providers to the Funds” in such Registration Statement.

/s/ PricewaterhouseCoopers

Chicago, Illinois

June 10, 2020